UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

ASP ISOTOPES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2024, Joshua Donfeld, a member of the board of directors (the “Board”) of ASP Isotopes Inc. (the “Company”), provided notice to the Company of his decision to voluntarily step down from the Board, effective immediately. Mr. Donfeld’s resignation was not the result of any disagreement with the Company regarding its operations, policies or practices.

Effective January 14, 2024, the Board appointed Rob Ryan as director, to fill the vacancy on the Board created by the resignation of Mr. Donfeld.  Mr. Ryan will serve as a Class I director whose term will expire at the Company’s 2026 annual meeting of stockholders.  The Board also appointed Mr. Ryan to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  There is no arrangement or understanding between Mr. Ryan and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Ryan and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Mr. Ryan requiring disclosure under Item 404(a) of Regulation S-K.  Additional information about Mr. Ryan is set forth below.

Rob Ryan, age 55, is a private investor with more than 30 years’ experience in investment banking, private equity and international financial law.  Mr. Ryan was a partner of Balbec Capital LP from January 2019 to July 2023 and a managing director of Balbec Capital LP from January 2013 to January 2019.  Prior to joining Balbec Capital LP, Mr. Ryan was associated with a number of international investment banks.  Mr. Ryan started his career as a solicitor at a leading U.K. multinational law firm.  Mr. Ryan received a LL.B. degree from the University of Leicester.  The Board of directors believes that Mr. Ryan’s significant board experience and financial expertise contribute to the Board’s understanding and ability to analyze complex issues, particularly as the Company looks to grow its business, and qualify him to serve on our board of directors.

The Company entered into a letter agreement with Mr. Ryan regarding the terms of his service as a director, a form of which was filed as Exhibit 10.5 to the Company’s Form 10-K filed on March 31, 2023. Under the agreement with Mr. Ryan, he will be entitled to receive a fee for his service as a member of the board of directors of $60,000 per year, payable at the director’s discretion in cash or common stock at market value. The fee will be paid quarterly in arrears ($15,000 quarterly instalments) on the last business day of each March, June, September and December during the director’s term. In addition, the Company agreed to award a common stock award with a market value of $100,000 on January 14, 2024 and annually each year thereafter during the director’s term.  Mr. Ryan will also be eligible for reimbursement of all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings.  Mr. Ryan has also entered into the Company’s standard form of indemnification agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC

Date: January 18, 2024	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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